                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 October 3, 2001

                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                      1-8865                   88-0200415
-----------------------------  ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)

         2724 North Tenaya Way
             Las Vegas, Nevada                                  89128
------------------------------------------------          -----------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (702) 242-7000

Item 5.  Other Events.

On Monday, October 1, 2001, Sierra Health Services,  Inc., or Sierra,  announced that Texas Health Choice, L.C., or TXHC, plans to exit the Texas market and that
TXHC,  has  entered  into  an  agreement  with  AmCare  Health  Plans,  Inc.,  a
Houston-based health maintenance organization,  to offer replacement coverage to all large and small groups covered by TXHC.  This  replacement  coverage  option should be available  within the next thirty days.  The  agreement is expected to affect approximately  30,000 commercial members in the Dallas/Ft.  Worth service area.  TXHC also announced that it will be filing a Plan of Withdrawal  with the
Texas Department of Insurance. Pursuant to state regulations, TXHC will give 180 days notice of termination to all its members.  Sierra's  decision last month to discontinue  Medicare+Choice coverage in Dallas/Ft.  Worth, effective January 1,
2002, is not affected by this agreement.

Any statements made or issued that are not historical facts are  forward-looking and should be  considered  in  connection  with  certain  cautionary  statements contained  in our  Current  Report  on Form  8-K  dated  March  20,  2001.  Such statements  are made  pursuant to the "safe  harbor"  provisions  of the Private
Securities  Litigation  Reform Act of 1995 and identify  important  risk factors that could cause our actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to Sierra.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit No.                Exhibit
         -----------                -------
             99             Press Release: Sierra Health Services, Inc.
                            Announces Texas Health Choice Exiting
                            Texas Market, dated October 1, 2001

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                         SIERRA HEALTH SERVICES, INC.
                                 --------------------------------------------
                                         (Registrant)

Date:  October 3, 2001                   /S/ PAUL H. PALMER
                                --------------------------------------------
                                         Paul H. Palmer
                                         Vice President
                                         Chief Financial Officer and Treasurer
                                         (Chief Accounting Officer)